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                                                                 EXHIBIT 10.12.2

                               STORAGE LEASE AGREEMENT

     THIS AGREEMENT, made this 5th day of April, 1996, by and between Riverplace Inc., hereinafter designed as Owner, and Net Radio Corporation, hereinafter designed as Tenant.

     In consideration of the covenants and agreements herein contained, the parties hereto mutually agree as follows:

     1. LEASED PREMISES. Owner does hereby lease to Tenant and Tenant hereby takes and leases from Owner, upon terms and conditions set forth herein, Storage Space number AA-10, (hereinafter called the "Storage Area") in the basement of the ALLEE ALINE Building, (hereinafter called the "Building") in the City of Minneapolis, State of Minnesota, for storage purposes and for no other purpose whatsoever.

     TO HAVE AND TO HOLD the premises unto Tenant for and during the full term hereof.

     2. TERM. The term of this Lease shall commence on April 15, 1996, and shall continue thereafter to and including October 31, 1998, unless earlier terminated as hereinafter provided.

     3. RENTAL. Tenant shall pay Owner as rent the sum of $86.67 per month on or before the first day of each month during the term of this Lease to Riverplace Inc., 43 Main Street S.E., #400, Minneapolis, MN 55414, or at such other place or places or to such other party or parties as Owner from time to time elects.

     All rent and other sums payable hereunder by Tenant to Owner that are not paid within ten (10) days after the date due pursuant to the terms of this Lease shall bear interest on the arrearages from the date due to the date paid at a rate of interest, per annum, equal to the lessor of (i) the highest lawful rate of interest that may be charged Tenant under the laws of the State of (ii) eighteen percent (18%) , and such interest shall be paid to Owners upon demand of Owner.

     4. LIMITATIONS ON USE. Tenant shall not commit, create, maintain or permit any nuisance in the Storage Area and the Tenant shall not cause or permit to be caused or produced upon the Storage Area, to permeate the same or to emanate therefrom, any unusual, noxious or objectionable smokes, gases, vapors, odors or noises.

     Tenant shall not overload any floor, roadway, passageway, pavement or other surface, or any wall, partition or supporting member or any elevator, in the Storage Area or in or at the Building and without limiting any other provision of this lease, Tenant shall repair, replace or rebuild any such damage caused by, due to, or resulting from, overloading.

     Tenant shall not do, or permit to be done, any act or thing in the Storage Area, or in or at the Building, which will invalidate or conflict with any insurance policies covering the Building or
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which, in the opinion of the Owner, may constitute an extra-hazardous condition. Tenant shall promptly observe and comply with all laws, ordinances, rules and regulations of any governmental authority, insurance company, national fire protection association or insurance rating bureau. Tenant shall pay as additional rental any increase in premiums for insurance resulting from any act or thing done, or permitted to be done, by Tenant in the Storage Area, or in or at the Building.

     5. ASSIGNMENT AND SUBLETTING. Tenant shall not assign or in any manner encumber this Lease, or sublet the whole or any part of the Storage Area, nor permit any other person either jointly with the Tenant or otherwise, to use the Storage Area or any part thereof, without first obtaining on each occasion, the written consent of Owner.

     6. RUBBISH AND DEBRIS. No rubbish, dirt or dumpings shall be put in the halls, passageways, toilet rooms or elevators in the Building by the Tenant, or by any employees, customers or invitees of the Tenant, but the same shall be removed from the Storage Area and the Building by the Tenant without cost to the Owner.

     7. NEAT AND CLEAN CONDITION. Tenant shall, without expense to the Owner, keep the Storage Area in a neat, clean and orderly condition having special reference to fire hazard, and shall permit no rubbish of any kind to accumulate in the Storage Area.

     8. RULES, REGULATIONS, LAWS AND ORDINANCES. Tenant shall use the Storage Area and the halls, passageways and elevators in the Building in accordance with such rules and regulations as may from time to time be made by the Owner for the general safety, comfort and convenience of the Owners, occupants and Tenants of the Building, and shall cause Tenant's customers, employees and invitees to abide by such rules and regulations.

     9. ALTERATIONS. Tenant shall make no alteration, addition or change in the Storage Area without the advance written consent of the Owner.

     10. TENANT TO SURRENDER PREMISES IN GOOD CONDITION. Upon the expiration or termination of the term of this Lease, Tenant shall remove the Tenant's goods and effects and those of all persons claiming under the Tenant and shall quit and deliver up the Storage Area, and all thereof, to the Owner, peaceable and quietly, in as good order and condition as the same were in on the date the term of this Lease commenced or were thereafter placed in by the Owner, reasonable wear and tear excepted. Any property left in the Storage Area after the expiration or termination of the term of this Lease shall be deemed to have been abandoned and a property of the Owner to dispose of as the Owner deems expedient.

     11. WAIVER OF COVENANTS. The failure of the Owner to insist, in any one or more instances, upon a strict performance of any of the terms, covenants and conditions of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such term, covenant, condition or option, but the same shall continue and remain in full force and effect. The receipt by the Owner of rent with knowledge of a breach in any of the terms,


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covenants or conditions of this Lease to be kept or performed by the Tenant shall not be deemed to have waived any provision of this Lease unless expressed in writing and signed by the Owner.

     12. REPAIRS. Owner shall not be obliged to make repairs, replacements or improvements of any kind upon the Storage Area, which shall at all times be kept in good order, condition and repair by Tenant, and in a clean, sanitary and safe condition and in accordance with all applicable laws, ordinances and regulations of any governmental authority having jurisdiction. Tenant shall permit no waste, damage or injury to the Storage Area.

     13. INDEMNITY. Tenant shall indemnify and save Owner harmless against any and all claims, demands, damages, costs and expenses, including reasonable attorneys' fees, for the defense thereof, arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any act or negligence of Tenant, its agents, contractors, servants or employees. Owner shall not be liable and Tenant waives and releases all claims for damage, death or injury to person or property sustained by Tenant or Tenant's employees, agents, servants or invitees resulting from the Building or any equipment or appurtenances hereunto appertaining becoming out of repair, or resulting from any accident in or about the Storage Area or the Building, or resulting directly or indirectly from any act or neglect of any other Tenant in the Building, or resulting from any other cause whatsoever. This shall apply especially, but not exclusively, to the flooding of the Storage Area, and to damage caused by sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas odors, or noise, or the bursting or leaking pipes or plumbing fixtures. All property belonging to Tenant shall be in the Storage Area at the risk of Tenant, and Owner shall not be liable for damage thereto or theft or misappropriation thereof.

     14. CANCELLATION. This Lease will be terminated automatically upon destruction of the Building by fire or other catastrophe. Owner and Tenant shall have the right to terminate this Lease at any time by giving at least thirty (30) days advance written notice of such termination.

     15. RELATIONSHIP. Neither the Lease nor the storage of any property in the Storage Area shall constitute a bailment or create, or be deemed or construed to create, the relationship of bailor and bailee between the parties hereto.

     16. DEFAULT. If the Tenant shall default in the payment of any installment of rent, or in the observance or performance of any of the Tenant's other covenants, agreements or obligations hereunder, then, in any such event, the Owner may, without process, re-enter immediately into the Storage Area and remove all property therefrom, and at its option, annul and cancel this Lease as to all future rights of the Tenant and have, regain possession and enjoy the Storage Area as in the first instance, anything herein to the contrary notwithstanding, and the Tenant hereby expressly waives the service of any notice in writing of intention to re-enter as aforesaid, and also all right of restoration to possession of the Storage Area after re-entry or after judgment for possession thereof. In case of any such termination, the Tenant will indemnify the Owner against all loss of rents and other damage which it may incur by reason of such termination during the residue of the term of this Lease, and also against all attorneys' fees and expenses incurred in enforcing any of the terms of this Lease. If Tenant defaults in any obligation under this Lease to be kept or performed by Tenant, Tenant shall promptly reimburse Owner for all costs including, without limitation, attorneys' fees, incurred by Owner in enforcing the performance of such obligations, whether or not this Lease is


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terminated and whether or not suit is brought.

     17. WAIVERS. No assent or consent to changes in, or waiver of, provisions of this Lease in spirit or letter shall be deemed or taken to have occurred unless the same be done in writing and executed with the same formality as this Lease. The Owner's janitors, superintendents and/or agents (unless such agents are expressly authorized in writing by Owner) are not authorized to amend this Lease, and any alterations, amendments or qualifications made by the Owner's janitors, superintendents and/or agents (unless such agents are so authorized) shall be null and void.

     18. MISCELLANEOUS. There are no understandings or agreements not incorporated in this Lease. This is a Minnesota contract and shall be construed according to the laws of Minnesota. The captions in this Lease are for convenience and are not a part of this Lease. The covenants and agreements hereof shall as fully and completely bind the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto as if they had been specifically mentioned in each of said covenants and agreements.

     IN WITNESS WHEREOF, the Owner and Tenant have duly signed and sealed these present the day and year first above written.

                              RIVERPLACE, INC.



                              By:        /s/ Takashi Ito
                                   -----------------------------
                                           Takashi Ito
                              Its: Executive Vice President


                                       Net Radio Corporation
                                   -----------------------------
                                              Tenant


                              By:     /s/ Terrence K. Mahoney
                                   -----------------------------
                              Its:    Chief Financial Officer


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